As filed with the Securities and Exchange Commission on October 11, 2005

                              Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            ========================

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            ========================

                        GENCO SHIPPING & TRADING LIMITED
             (Exact name of registrant as specified in its charter)

 Republic of the Marshall Islands                             98-043-9758
  (State or Other Jurisdiction of                            (IRS Employer
   Incorporation or Organization)                         Identification Number)

                               35 West 56th Street
                            New York, New York 10019
                              (Address of Principal
                               Executive Offices)

                            ========================

                       GENCO SHIPPING AND TRADING LIMITED
                           2005 EQUITY INCENTIVE PLAN
                            (Full Title of the Plan)

                             Robert Gerald Buchanan
                                    President
                        Genco Shipping & Trading Limited
                               35 West 56th Street
                            New York, New York 10019
                     (Name and Address of Agent for Service)

                                 (646) 443-8550
                     (Telephone Number, Including Area Code,
                              of Agent for Service)

                                    Copy to:

                             Thomas E. Molner, Esq.
                       Kramer Levin Naftalis & Frankel LLP
                                919 Third Avenue
                            New York, New York 10022
                                 (212) 715-9100

================================================================================


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------
        Title of                            Proposed Maximum     Proposed Maximum    Amount of
     Securities to be       Amount to be   Offering Price Per   Aggregate Offering  Registration
       Registered            Registered          Share                Price              Fee
       ----------            ----------    ------------------   ------------------  ------------

 Common Stock (par value
   $0.01 per  share)          2,000,000        $19.06(1)          $38,120,000        $4,486.72
------------------------------------------------------------------------------------------------

(1) Estimated, in accordance with 17 CFR 230.457(c), solely for the purpose of calculating the registration fee. The Proposed Maximum Offering Price Per Share is based on the average of the high and low prices reported by the Nasdaq National Market System on October 6, 2005, which is within five
      (5) business days prior to the date of this Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

      The Registrant hereby incorporates by reference in this Registration Statement the following documents:

      (1) The Registrant's Prospectus filed pursuant to Rule 424(b) filed with the SEC on July 22, 2005 (Registration No. 333-124718);

      (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2005, filed with the SEC on August 18, 2005;

      (3) The Registrant's Current Reports on Form 8-K filed with the SEC on August 11, 2005, August 17, 2005, August 17, 2005 and September 9, 2005;

      (4) The description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form S-1 initially filed with the SEC on May 6, 2005 (Registration No. 333-124718), including any subsequent amendment or report filed for the purpose of updating that description; and

      (5) All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold.

Item 4.  Description of Securities.

      Inapplicable.

Item 5.  Interest of Named Experts and Counsel.

      None.

Item 6.  Indemnification of Directors and Officers.

      The Registrant is a Marshall Islands corporation. The Marshall Islands Business Corporations Act ("MIBCA") provides that Marshall Islands corporations may indemnify any of their directors or officers who was, is or is threatened to be a party to any threatened, pending or completed legal action resulting from fulfilling their duties to the corporation against reasonable expenses (including attorneys' fees), judgments, fines, and settlement amounts reasonably incurred in connection with such action if the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, will not of itself create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful. However, no indemnification will be permitted in cases where it is determined that the director or officer was liable for negligence or misconduct in the performance of his duty to the corporation, unless the court in which such action was brought determines that the person is fairly and reasonably entitled to indemnity, and then only for the expenses that the court deems proper. The MIBCA further requires that a corporation indemnify any director or officer who is successful in the defense of any action, suit or proceeding described above or any claim, issue or matter therein for reasonable expenses the director or officer incurred in connection with the defense. In addition, Marshall Islands corporations may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of the MIBCA. The Registrant's bylaws provide that the Registrant must indemnify its directors and officers to the fullest extent authorized by applicable law and carry directors' and officers' insurance providing indemnification for its directors, officers and certain employees for some liabilities. The Registrant believes that these indemnification provisions and insurance are useful to attract and retain qualified directors and executive officers.

      The indemnification provisions in the Registrant's amended and restated bylaws may discourage shareholders from bringing a lawsuit against directors for breach of their fiduciary duties. These provisions may also have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit the Registrant and its shareholders. In addition, the value of the Registrant's Common Stock may be adversely affected to the extent the Registrant pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions.

      There is currently no pending material litigation or proceeding involving any of the Registrant's directors, officers or employees for which indemnification is sought.

Item 7.  Exemption from Registration Claimed.

      Inapplicable.

Item 8.  Exhibits.

Exhibit Number                     Description
--------------   ------------------------------------------------------------

4.1 Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (Incorporated by reference to
                 Exhibit 3.1 to Form S-1/A Registration Statement of the Company dated July 6, 2005 (No. 333-124718)).

4.2 Articles of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to Form S-1/A Registration Statement of the Company dated July 21, 2005 (No. 333-124718)).

4.3 Amended and Restated By-laws of Genco Shipping & Trading Limited (Incorporated by reference to Exhibit 3.2 to Form S-1/A Registration Statement of the Company dated July 6, 2005 (No. 333-124718)).

4.4 Form of Common Stock Certificate of Genco Shipping & Trading Limited (Incorporated by reference to Exhibit 4.1 to Form S-1/A Registration Statement of the Company dated July 18, 2005 (No. 333-124718)).

4.5 Form of Shareholders Rights Agreement (Incorporated by reference to Exhibit 4.2 to Form S-1/A Registration Statement of the Company dated July 18, 2005 (No. 333-124718)).

4.6              2005 Equity Incentive Plan (Incorporated by reference to
                 Exhibit 10.2 to Form S-1/A Registration Statement of the Company dated July 18, 2005 (No. 333-124718)).

5.1 Opinion of Dennis J. Reeder, Esq., Marshall Islands Counsel to the Company, as to the validity of the common stock (including consent)

23.1 Consent of Dennis J. Reeder, Esq. (included in Exhibit 5.1 to this Registration Statement).

23.2             Consent of Deloitte & Touche LLP.

24 Power of Attorney (included on the signature page of this Registration Statement).

Item 9.  Undertakings.

(a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

            (2) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and,

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 11th day of October, 2005.

                                 GENCO SHIPPING & TRADING LIMITED

                                 By: /s/ Robert Gerald Buchanan
                                    -----------------------------------
                                    Name:  Robert Gerald Buchanan
                                    Title: President

      KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below each severally constitutes and appoints Robert Gerald Buchanan as true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for them in their name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all which said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do, or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Name                        Title(s)                   Date
          ----                        --------                   ----

/s/ Peter C. Georgiopoulos      Chairman and Director        October 11, 2005
------------------------------
    Peter C. Georgiopoulos

/s/ Robert Gerald Buchanan      President (Principal         October 11, 2005
------------------------------  Executive Officer)
    Robert Gerald Buchanan

/s/ John C. Wobensmith          Chief Financial Officer,     October 11, 2005
------------------------------  Secretary and Treasurer
    John C. Wobensmith          (Principal Financial and
                                Accounting Officer)

/s/ Stephen A. Kaplan
-----------------------------   Director                     October 11, 2005
    Stephen A. Kaplan

/s/ Nathaniel C.A. Kramer
-----------------------------   Director                     October 11, 2005
    Nathaniel C.A. Kramer

/s/ Harry A. Perrin
-----------------------------   Director                     October 11, 2005
    Harry A. Perrin

/s/ Mark F. Polzin
-----------------------------   Director                     October 11, 2005
    Mark F. Polzin

/s/ Robert C. North
-----------------------------   Director                     October 11, 2005
    Robert C. North

/s/ Basil G. Mavroleon
----------------------------    Director                     October 11, 2005
    Basil G. Mavroleon

                                  EXHIBIT INDEX


Exhibit Number                        Description
--------------                        -----------

4.1 Amended and Restated Articles of Incorporation of Genco Shipping & Trading Limited (Incorporated by reference to
                 Exhibit 3.1 to Form S-1/A Registration Statement of the Company dated July 6, 2005 (No. 333-124718)).

4.2 Articles of Amendment to Amended and Restated Articles of Incorporation (Incorporated by reference to Exhibit 3.3 to Form S-1/A Registration Statement of the Company dated July 21, 2005 (No. 333-124718)).

4.3 Amended and Restated By-laws of Genco Shipping & Trading Limited (Incorporated by reference to Exhibit 3.2 to Form S-1/A Registration Statement of the Company dated July 6, 2005 (No. 333-124718)).

4.4 Form of Common Stock Certificate of Genco Shipping & Trading Limited (Incorporated by reference to Exhibit 4.1 to Form S-1/A Registration Statement of the Company dated July 18, 2005 (No. 333-124718)).

4.5 Form of Shareholders Rights Agreement (Incorporated by reference to Exhibit 4.2 to Form S-1/A Registration Statement of the Company dated July 18, 2005 (No. 333-124718)).

4.6              2005 Equity Incentive Plan (Incorporated by reference to
                 Exhibit 10.2 to Form S-1/A Registration Statement of the Company dated July 18, 2005 (No. 333-124718)).

5.1 Opinion of Dennis J. Reeder, Esq., Marshall Islands Counsel to the Company, as to the validity of the common stock (including consent)

23.1 Consent of Dennis J. Reeder, Esq.(included in Exhibit 5.1 to this Registration Statement).

23.2             Consent of Deloitte & Touche LLP.

24 Power of Attorney (included on the signature page of this Registration Statement).